Griffon Corporation Announces Third Quarter Results

NEW YORK, NEW YORK, August 7, 2024 – Griffon Corporation (“Griffon” or the “Company”) (NYSE:GFF) today reported results for the fiscal 2024 third quarter ended June 30, 2024.

Revenue for the third quarter totaled $647.8 million, a 5% decrease compared to $683.4 million in the prior year quarter.

Net income totaled $41.1 million, or $0.84 per share, compared to $49.2 million, or $0.90 per share, in the prior year quarter. Excluding all items that affect comparability from both periods, adjusted net income was $60.5 million, or $1.24 per share, in the current year quarter compared to $70.3 million, or $1.29 per share, in the prior year quarter. For a reconciliation of net income to adjusted net income, and earnings per share to adjusted earnings per share, see the attached table.
Adjusted EBITDA for the third quarter was $125.5 million, a 9% decrease from the prior year quarter of $138.6 million. Adjusted EBITDA, excluding unallocated amounts (primarily corporate overhead) of $15.3 million in the current quarter and $14.0 million in the prior year quarter, totaled $140.8 million, decreasing 8% from the prior year of $152.6 million. For a reconciliation and definition of adjusted EBITDA, a non-GAAP measure, to income before taxes, see the attached table.

“Griffon's third quarter results were highlighted by solid operating performance from Home and Building Products (“HBP”), improved profitability at Consumer and Professional Products (“CPP”) and strong free cash flow conversion” said Ronald J. Kramer, Chairman and Chief Executive Officer.

“HBP continues to generate strong EBITDA margin while CPP's profitability is benefiting from its global sourcing expansion strategy. With third quarter financial performance meeting our expectations, we are on track to achieve our previously provided, full-year guidance.”

“During the third quarter, we generated strong free cash flow of $120 million allowing us to reduce debt by $80 million, repurchase $19 million of stock and fund our $7 million regular quarterly dividend. These actions underscore our commitment to a capital allocation strategy that delivers value to our shareholders.”

Segment Operating Results

Home and Building Products ("HBP")

HBP's third quarter revenue of $394.2 million decreased 2% from the prior year quarter due to unfavorable product mix with increased residential volume being offset by decreased commercial volume.

Adjusted EBITDA of $118.5 million decreased 12% from $134.3 million in the prior year quarter resulting from the decreased revenue noted above and increased material, labor and distribution costs.

Consumer and Professional Products ("CPP")

CPP's third quarter revenue of $253.6 million decreased 10% compared to the prior year quarter, primarily due to decreased volume driven by reduced consumer demand in North America, partially offset by increased volume in Australia.

Adjusted EBITDA of $22.3 million increased 22% from $18.3 million in the prior year quarter, primarily due to improved North American production costs and decreased discretionary spending, partially offset by the unfavorable impact of the reduced volume noted above.

CPP Global Sourcing Strategy Expansion

In response to market conditions, Griffon announced in May 2023 that CPP is expanding its global sourcing strategy to include long handle tools, material handling, and wood storage and organization product lines for the U.S. market.

By transitioning these product lines to an asset-light structure, CPP’s operations will be better positioned to serve customers with a more flexible and cost-effective sourcing model that leverages supplier relationships around the world. These actions will be essential to CPP achieving 15% EBITDA margins, while enhancing free cash flow through improved working capital and significantly lower capital expenditures.

The global sourcing strategy expansion is expected to be complete by the end of calendar 2024 and remains on budget. Manufacturing operations have ceased at all affected sites.

Taxes
The Company reported pretax income from operations for the quarters ended June 30, 2024 and June 30, 2023, and recognized effective tax rates of 32.7% and 37.3%, respectively. Excluding all items that affect comparability, the effective tax rates for the quarters ended June 30, 2024 and 2023 were 27.9% and 28.1%, respectively.

Balance Sheet and Capital Expenditures
As of June 30, 2024, the Company had cash and equivalents of $133.5 million and total debt outstanding of $1.51 billion, resulting in net debt of $1.37 billion. Leverage, as calculated in accordance with our credit agreement (see the attached table), was 2.7x net debt to EBITDA compared to 2.6x at both June 30, and September 30, 2023. The nine months ended June 30, 2024 free cash flow of $273.7 million reflects the strong operating results through the third quarter of 2024. At June 30, 2024, borrowing availability under the revolving credit facility was $397.1 million subject to certain loan covenants. Capital expenditures, net of asset sales, were $2.3 million for the quarter ended June 30, 2024. For a reconciliation and definition of free cash flow, a non-GAAP measure, to net cash provided by operating activities, see the attached table.

Share Repurchases

Share repurchases during the quarter ended June 30, 2024 totaled 0.3 million shares of common stock, for a total of $19.1 million, or an average of $67.31 per share. Since April 2023 and through June 30, 2024, share repurchases totaled 7.9 million shares of common stock or 13.7% of the outstanding shares, for a total of $356.9 million or an average of $45.38 per share. As of June 30, 2024, $101.1 million remained under the Board authorized share repurchase programs.

2024 Outlook

We continue to expect 2024 revenue of $2.65 billion and Adjusted EBITDA of $555 million, excluding unallocated costs of $59 million and charges related to the former strategic review and AMES’s global sourcing expansion.

Other guidance for 2024 remains unchanged, including amortization of $22 million, depreciation $41 million, interest expense of $103 million, a normalized tax rate of 28% and free cash flow to exceed net income.

Conference Call Information

The Company will hold a conference call today, August 7, 2024, at 8:30 AM ET.

The call can be accessed by dialing 1-877-407-0792 (U.S. participants) or 1-201-689-8263 (International participants). Callers should ask to be connected to the Griffon Corporation teleconference or provide conference ID number 13747578. Participants are encouraged to dial-in at least 10 minutes before the scheduled start time.

A replay of the call will be available starting on Wednesday, August 7, 2024 at 11:30 AM ET by dialing 1-844-512-2921 (U.S.) or 1-412-317-6671 (International), and entering the conference ID number: 13747578. The replay will be available through Wednesday, August 21, 2024 at 11:59 PM ET.

Forward-looking Statements

“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995: All statements related to, among other things, income (loss), earnings, cash flows, revenue, changes in operations, operating improvements, the industries in which Griffon Corporation (the “Company” or “Griffon”) operates and the United States and global economies that are not historical are hereby identified as “forward-looking statements” and may be indicated by words or phrases such as “anticipates,” “supports,” “plans,” “projects,” “expects,” “believes,” "achieves", “should,” “would,” “could,” “hope,” “forecast,” “management is of the opinion,” “may,” “will,” “estimates,” “intends,” “explores,” “opportunities,” the negative of these expressions, use of the future tense and similar words or phrases. Such forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, among others: current economic conditions and uncertainties in the housing, credit and capital markets; Griffon’s ability to achieve expected savings and improved operational results from cost control, restructuring, integration and disposal initiatives (including, in particular, the expanded CPP outsourcing strategy announced in May 2023); the ability to identify and successfully consummate, and integrate, value-adding acquisition opportunities; increasing competition and pricing pressures in the markets served by Griffon’s operating companies; the ability of Griffon’s operating companies to expand into new geographic and product markets, and to anticipate and meet customer demands for new products and product enhancements and innovations; increases in the cost or lack of availability of raw materials such as steel, resin and wood, components or purchased finished goods, including any potential impact on costs or availability resulting from tariffs; changes in customer demand or loss of a material customer at one of Griffon’s operating companies; the potential impact of seasonal variations and uncertain weather patterns on certain of Griffon’s businesses; political events or military conflicts that could impact the worldwide economy; a downgrade in Griffon’s credit ratings; changes in international economic conditions including inflation, interest rate and currency exchange fluctuations; the reliance by certain of Griffon’s businesses on particular third party suppliers and manufacturers to meet customer demands; the relative mix of products and services offered by Griffon’s businesses, which impacts margins and operating efficiencies; short-term capacity constraints or prolonged excess capacity; unforeseen developments in contingencies, such as litigation, regulatory and environmental matters; Griffon’s ability to adequately protect and maintain the validity of patent and other intellectual property rights; the cyclical nature of the businesses of certain of Griffon’s operating companies; possible terrorist threats and actions and their impact on the global economy; effects of possible IT system failures, data breaches or cyber-attacks; the impact of COVID-19, or some other future pandemic, on the U.S. and the global economy, including business disruptions, reductions in employment and an increase in business and operating facility failures, specifically among our customers and suppliers; Griffon’s ability to service and refinance its debt; and the impact of recent and future legislative and regulatory changes, including, without limitation, changes in tax laws. Such statements reflect the views of the Company with respect to future events and are subject to these and other risks, as previously disclosed in the Company’s Securities and Exchange Commission filings. Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date made. Griffon undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Griffon Corporation

Griffon Corporation is a diversified management and holding company that conducts business through wholly-owned subsidiaries. Griffon oversees the operations of its subsidiaries, allocates resources among them and manages their capital structures. Griffon provides direction and assistance to its subsidiaries in connection with acquisition and growth opportunities as well as divestitures. In order to further diversify, Griffon also seeks out, evaluates and, when appropriate, will acquire additional businesses that offer potentially attractive returns on capital.

Griffon conducts its operations through two reportable segments:

•Home and Building Products ("HBP") conducts its operations through Clopay. Founded in 1964, Clopay is the largest manufacturer and marketer of garage doors and rolling steel doors in North America. Residential and commercial sectional garage doors are sold through professional dealers and leading home center retail chains throughout North America under the brands Clopay, Ideal, and Holmes. Rolling steel door and grille products designed for commercial, industrial, institutional, and retail use are sold under the Cornell and Cookson brands.

•Consumer and Professional Products (“CPP”) is a leading global provider of branded consumer and professional tools; residential, industrial and commercial fans; home storage and organization products; and products that enhance indoor and outdoor lifestyles. CPP sells products globally through a portfolio of leading brands including AMES, since 1774, Hunter, since 1886, True Temper, and ClosetMaid.

For more information on Griffon and its operating subsidiaries, please see the Company’s website at www.griffon.com.

Company Contact            Investor Relations Contact
Brian G. Harris                Tom Cook
SVP & Chief Financial Officer        Managing Director
Griffon Corporation            ICR Inc.
(212) 957-5000                (203) 682-8250
IR@griffon.com

Griffon evaluates performance and allocates resources based on segment adjusted EBITDA and adjusted EBITDA, non-GAAP measures, which are defined as income before taxes from operations, excluding interest income and expense, depreciation and amortization, strategic review charges, non-cash impairment charges, restructuring charges, gain/loss from debt extinguishment and acquisition related expenses, as well as other items that may affect comparability, as applicable. Segment adjusted EBITDA also excludes unallocated amounts, mainly corporate overhead. Griffon believes this information is useful to investors.

The following table provides operating highlights and a reconciliation of segment adjusted EBITDA and adjusted EBITDA to income before taxes:

(in thousands)	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
REVENUE	2024	2023	2024	2023

Home and Building Products	$394,214	$401,142	$1,182,067	$1,194,374
Consumer and Professional Products	253,600	282,288	781,780	849,424
Total revenue	$647,814	$683,430	$1,963,847	$2,043,798

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
	2024	2023	2024	2023
ADJUSTED EBITDA

Home and Building Products	$118,516	$134,330	$372,159	$390,346
Consumer and Professional Products	22,263	18,265	47,923	36,091
Segment adjusted EBITDA	140,779	152,595	420,082	426,437
Unallocated amounts, excluding depreciation*	(15,285)	(13,982)	(44,006)	(42,388)
Adjusted EBITDA	125,494	138,613	376,076	384,049
Net interest expense	(26,255)	(25,207)	(76,642)	(74,394)
Depreciation and amortization	(15,247)	(15,669)	(45,150)	(50,036)
Loss from debt extinguishment	(1,700)	—	(1,700)	—
Restructuring charges	(18,688)	(3,862)	(33,489)	(82,196)
Gain (loss) on sale of buildings	(725)	—	(167)	10,852
Strategic review - retention and other	(1,870)	(5,812)	(9,204)	(20,234)
Proxy expenses	—	(568)	—	(2,685)
Intangible asset impairment	—	—	—	(100,000)
Special dividend ESOP charges	—	(9,042)	—	(9,042)
Income before taxes	$61,009	$78,453	$209,724	$56,314
* Primarily Corporate Overhead

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
DEPRECIATION and AMORTIZATION	2024	2023	2024	2023
Segment:
Home and Building Products	$3,883	$3,868	$11,288	$11,525
Consumer and Professional Products	11,225	11,661	33,453	38,091
Total segment depreciation and amortization	15,108	15,529	44,741	49,616
Corporate	139	140	409	420
Total consolidated depreciation and amortization	$15,247	$15,669	$45,150	$50,036

Griffon believes free cash flow ("FCF", a non-GAAP measure) is a useful measure for investors because it portrays the Company's ability to generate cash from operations for purposes such as repaying debt, funding acquisitions and paying dividends. FCF is defined as net cash provided by operating activities less capital expenditures, net of proceeds.

The following table provides a reconciliation of net cash provided by (used in) operating activities to FCF:

	For the Nine Months Ended June 30,
(in thousands)	2024	2023
Net cash provided by operating activities	$307,938	$309,003
Acquisition of property, plant and equipment	(47,849)	(20,183)
Proceeds from the sale of property, plant and equipment	13,572	11,840
FCF	$273,661	$300,660

Net debt to EBITDA (Leverage ratio), a non-GAAP measure, is a key financial measure that is used by management to assess the borrowing capacity of the Company. The Company has defined its net debt to EBITDA leverage ratio as net debt (total principal debt outstanding net of cash and equivalents) divided by the sum of trailing twelve-month (“TTM”) adjusted EBITDA (as defined above) and TTM stock-based compensation expense. The following table provides a calculation of our net debt to EBITDA leverage ratio as calculated per our credit agreement:

(in thousands)	June 30, 2024	September 30, 2023	June 30, 2023
Cash and equivalents	$133,452	$102,889	$151,790
Notes payables and current portion of long-term debt	8,138	9,625	10,043
Long-term debt, net of current maturities	1,499,211	1,459,904	1,536,415
Debt discount/premium and issuance costs	16,663	20,283	18,861
Total gross debt	1,524,012	1,489,812	1,565,319
Debt, net of cash and equivalents	$1,390,560	$1,386,923	$1,413,529

TTM Adjusted EBITDA (1)	$497,359	$505,332	$508,882
Special dividend ESOP Charges	(6,452)	(15,494)	(19,580)
TTM Stock and ESOP-based compensation	32,251	41,112	45,744
TTM Adjusted EBITDA	$523,158	$530,950	$535,046

Leverage ratio	2.7x	2.6x	2.6x

1. Griffon defines Adjusted EBITDA as operating results before interest income and expense, income taxes, depreciation and amortization, restructuring charges, debt extinguishment, net and acquisition related expenses, as well as other items that may affect comparability, as applicable.

The following tables provide a reconciliation of gross profit and selling, general and administrative expenses for items that affect comparability for the three and nine months ended June 30, 2024, and 2023:

(in thousands)	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
	2024	2023	2024	2023
Gross profit, as reported	$249,149	$274,624	$756,455	$702,941
% of revenue	38.5%	40.2%	38.5%	34.4%
Adjusting items:
Restructuring charges(1)	15,744	1,777	28,724	76,422
Gross profit, as adjusted	$264,893	$276,401	$785,179	$779,363
% of revenue	40.9%	40.4%	40.0%	38.1%
(1) For the quarter and nine months ended June 30, 2024 and 2023, restructuring charges relate to the CPP global sourcing expansion.

(in thousands)	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
	2024	2023	2024	2023
Selling, general and administrative expenses, including intangible asset impairment, as reported	$159,810	$172,439	$469,830	$585,460
% of revenue	24.7%	25.2%	23.9%	28.6%
Adjusting items:
Restructuring charges(1)	(2,944)	(2,085)	(4,765)	(5,774)
Intangible asset impairment	—	—	—	(100,000)
Proxy expenses	—	(568)	—	(2,685)
Strategic review - retention and other	(1,870)	(5,812)	(9,204)	(20,234)
Special dividend ESOP charges	—	(9,042)	—	(9,042)
Selling, general and administrative expenses, as adjusted	$154,996	$154,932	$455,861	$447,725
% of revenue	23.9%	22.7%	23.2%	21.9%
(1) For the quarter and nine months ended June 30, 2024 and 2023, restructuring charges relate to the CPP global sourcing expansion.

GRIFFON CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2024	2023	2024	2023
Revenue	$647,814	$683,430	$1,963,847	$2,043,798
Cost of goods and services	398,665	408,806	1,207,392	1,340,857
Gross profit	249,149	274,624	756,455	702,941

Selling, general and administrative expenses	159,810	172,439	469,830	485,460
Intangible asset impairment	—	—	—	100,000
Total operating expenses	159,810	172,439	469,830	585,460

Income from operations	89,339	102,185	286,625	117,481

Other income (expense)
Interest expense	(27,024)	(25,641)	(78,472)	(75,168)
Interest income	769	434	1,830	774
Gain (loss) on sale of buildings	(725)	—	(167)	10,852
Loss from debt extinguishment	(1,700)	—	(1,700)	—
Other, net	350	1,475	1,608	2,375
Total other expense, net	(28,330)	(23,732)	(76,901)	(61,167)

Income before taxes	61,009	78,453	209,724	56,314
Provision for income taxes	19,923	29,248	62,318	20,662
Net income	$41,086	$49,205	$147,406	$35,652

Basic earnings per common share	$0.87	$0.94	$3.08	$0.68

Basic weighted-average shares outstanding	47,034	52,304	47,921	52,640

Diluted earnings per common share	$0.84	$0.90	$2.94	$0.65

Diluted weighted-average shares outstanding	48,851	54,602	50,085	55,087

Dividends paid per common share	$0.15	$2.125	$0.45	$2.325

Net income	$41,086	$49,205	$147,406	$35,652
Other comprehensive income (loss), net of taxes:
Foreign currency translation adjustments	(827)	2,309	2,212	14,580
Pension and other post retirement plans	532	747	1,595	2,355
Change in cash flow hedges	(927)	(2,741)	550	(1,788)
Total other comprehensive income (loss), net of taxes	(1,222)	315	4,357	15,147
Comprehensive income, net	$39,864	$49,520	$151,763	$50,799

GRIFFON CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	(Unaudited)
	June 30, 2024	September 30, 2023
CURRENT ASSETS
Cash and equivalents	$133,452	$102,889
Accounts receivable, net of allowances of $11,009 and $11,264	320,385	312,432
Inventories	430,708	507,130
Prepaid and other current assets	65,797	57,139
Assets held for sale	14,747	—
Assets of discontinued operations	1,310	1,001
Total Current Assets	966,399	980,591
PROPERTY, PLANT AND EQUIPMENT, net	274,980	279,218
OPERATING LEASE RIGHT-OF-USE ASSETS	159,865	169,942
GOODWILL	327,864	327,864
INTANGIBLE ASSETS, net	619,867	635,243
OTHER ASSETS	25,115	21,731
ASSETS OF DISCONTINUED OPERATIONS	4,774	4,290
Total Assets	$2,378,864	$2,418,879

CURRENT LIABILITIES
Notes payable and current portion of long-term debt	$8,138	$9,625
Accounts payable	156,564	116,646
Accrued liabilities	185,218	193,098
Current portion of operating lease liabilities	32,572	32,632
Liabilities of discontinued operations	4,216	7,148
Total Current Liabilities	386,708	359,149
LONG-TERM DEBT, net	1,499,211	1,459,904
LONG-TERM OPERATING LEASE LIABILITIES	138,665	147,224
OTHER LIABILITIES	124,969	132,708
LIABILITIES OF DISCONTINUED OPERATIONS	5,801	4,650
Total Liabilities	2,155,354	2,103,635
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Total Shareholders’ Equity	223,510	315,244
Total Liabilities and Shareholders’ Equity	$2,378,864	$2,418,879

GRIFFON CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Nine Months Ended June 30,
	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$147,406	$35,652
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	45,150	50,036
Stock-based compensation	19,726	28,587
Intangible asset impairments	—	100,000
Asset impairment charges - restructuring	22,979	59,118
Provision for losses on accounts receivable	874	689
Amortization of debt discounts and issuance costs	3,169	3,068
Loss from debt extinguishment	1,700	—
Deferred income tax benefit	—	(25,744)
Gain on sale of assets and investments	(1,448)	(10,852)
Change in assets and liabilities:
(Increase) decrease in accounts receivable	(6,051)	6,236
Decrease in inventories	55,939	84,190
(Increase) decrease in prepaid and other assets	(3,351)	1,887
Increase (decrease) in accounts payable, accrued liabilities, income taxes payable and operating lease liabilities	19,454	(36,945)
Other changes, net	2,391	13,081
Net cash provided by operating activities	307,938	309,003

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(47,849)	(20,183)
Payments related to sale of business	—	(2,568)
Proceeds from the sale of property, plant and equipment	13,572	11,840

Net cash used in investing activities	(34,277)	(10,911)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(28,770)	(127,372)
Purchase of shares for treasury	(241,501)	(98,350)
Proceeds from long-term debt	179,500	102,558
Payments of long-term debt	(146,727)	(139,244)
Financing costs	(907)	—
Other, net	(307)	(152)
Net cash used in financing activities	(238,712)	(262,560)

GRIFFON CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - continued
(in thousands)
(Unaudited)

	Nine Months Ended June 30,
	2024	2023
CASH FLOWS FROM DISCONTINUED OPERATIONS:
Net cash used in operating activities	(3,707)	(2,799)

Net cash used in discontinued operations	(3,707)	(2,799)
Effect of exchange rate changes on cash and equivalents	(679)	(1,127)
NET INCREASE IN CASH AND EQUIVALENTS	30,563	31,606
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	102,889	120,184
CASH AND EQUIVALENTS AT END OF PERIOD	$133,452	$151,790

Griffon evaluates performance based on adjusted net income and the related adjusted earnings per share, which excludes restructuring charges, gain/loss from debt extinguishment, acquisition related expenses, discrete and certain other tax items, as well other items that may affect comparability, as applicable, non-GAAP measures. Griffon believes this information is useful to investors. The following tables provides a reconciliation of net income to adjusted net income and earnings per common share to adjusted earnings per common share:

(in thousands, except per share data)	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
	2024	2023	2024	2023
Net income	$41,086	$49,205	$147,406	$35,652

Adjusting items:
Restructuring charges(1)	18,688	3,862	33,489	82,196
Intangible asset impairment	—	—	—	100,000
Loss from debt extinguishment	1,700	—	1,700	—
(Gain) loss on sale of buildings	725	—	167	(10,852)
Special dividend ESOP charges	—	9,042	—	9,042
Strategic review - retention and other	1,870	5,812	9,204	20,234
Proxy expenses	—	568	—	2,685
Tax impact of above items(2)	(5,790)	(4,704)	(11,303)	(51,759)
Discrete and certain other tax provisions (benefits), net(3)	2,247	6,519	2,640	(2,537)

Adjusted net income	$60,526	$70,304	$183,303	$184,661

Earnings per common share	$0.84	$0.90	$2.94	$0.65

Adjusting items, net of tax:
Restructuring charges(1)	0.29	0.05	0.50	1.11
Intangible asset impairment	—	—	—	1.35
Loss from debt extinguishment	0.03	—	0.03	—
(Gain) loss on sale of buildings	0.01	—	—	(0.15)
Special dividend ESOP charges	—	0.13	—	0.13
Strategic review - retention and other	0.03	0.08	0.14	0.28
Proxy expenses	—	0.01	—	0.04
Discrete and certain other tax provisions (benefits), net(3)	0.05	0.12	0.05	(0.05)

Adjusted earnings per common share	$1.24	$1.29	$3.66	$3.35

Diluted weighted-average shares outstanding (in thousands)	48,851	54,602	50,085	55,087
Note: Due to rounding, the sum of earnings per common share and adjusting items, net of tax, may not equal adjusted earnings per common share.

(1) For the three months ended June 30, 2024 and 2023, restructuring charges relate to the CPP global sourcing expansion, of which $15.7 million and $1.8 million, respectively, is included in Cost of goods and services and $2.9 million and $2.1 million, respectively, is included in SG&A in the Company's Condensed Consolidated Statements of Operations. For the nine months ended June 30, 2024 and 2023, restructuring charges relate to the CPP global sourcing expansion, of which $28.7 million and $76.4 million, respectively, are included in Cost of goods and services and $4.8 million and $5.8 million, respectively, are included in SG&A in the Company's Condensed Consolidated Statements of Operations.

(2) The tax impact for the above reconciling adjustments from GAAP to non-GAAP net income and EPS is determined by comparing the Company's tax provision, including the reconciling adjustments, to the tax provision excluding such adjustments.

(3) Discrete and certain other tax provisions (benefits) primarily relate to the impact of a rate differential between statutory and annual effective tax rate on items impacting the quarter.